Semi Annual Report dated 04/30/2006 for
Health Sciences Fund Class A

Legg Mason Partners Health Sciences Fund

SEMI-ANNUAL REPORT

APRIL 30, 2006

LEGG MASON

INVESTMENT PRODUCTS: NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Legg Mason Partners Health Sciences Fund

Semi-Annual Report • April 30, 2006

What’s Inside

Letter from the Chairman

I

Fund at a Glance

1

Fund Expenses

2

Schedule of Investments

4

Statement of Assets and Liabilities

7

Statement of Operations

8

Statements of Changes in Net Assets

9

   Fund Objective*  The Fund seeks long-term   capital appreciation by   investing primarily in  common stocks. The Fund   normally invests at least   80% of its assets in   securities of companies   principally engaged in the   design,
manufacture, or sale of products or services used for or in connection with healthcare or medicine.

Financial Highlights

10

Notes to Financial Statements

13

Additional Shareholder Information

21

*
 Since the Fund focuses its investments on companies involved in the health sciences, an investment in the Fund may involve a greater degree of risk than an investment in other mutual funds with greater diversification.

 “Smith Barney”, “Salomon Brothers” and “Citi” are service marks of Citigroup, licensed for use by Legg Mason as the names of funds and investment managers. Legg Mason and its affiliates, as well as the Fund’s investment manager, are not affiliated with Citigroup.

Letter from the Chairman

  R. JAY GERKEN, CFA  Chairman, President and   Chief Executive
Officer

Dear Shareholder,

 The U.S. economy was mixed during the six-month reporting period. After a 4.1% advance in the third quarter of 2005, fourth quarter gross domestic product (“GDP”)[i] growth slipped to 1.7%. This marked the first quarter in which GDP growth did not surpass 3.0% since the first three months of 2003.
However, as expected, the economy rebounded sharply in the first quarter of 2006, with GDP rising an estimated 5.3%. The economic turnaround was prompted by both strong consumer and business spending. In addition, the U.S. Labor Department reported that unemployment hit a five-year low in March.

      The Federal Reserve Board (“Fed”)ii continued to raise interest rates during the reporting period. Despite the “changing of the guard” from Fed Chairman Alan Greenspan to Ben Bernanke in early 2006, it was “business as usual” for the Fed, as it raised short-term interest rates four times during the reporting period. Since it began its tightening campaign in June 2004, the Fed has increased rates 15 consecutive times, bringing the federal funds rateiii from 1.00% to 4.75%. The Fed then raised rates to 5.00% on May 10th, after the end of the reporting period. Coinciding with this latest move, the Fed said that the “extent and timing” of further rate hikes would depend on future economic data.

      For the six-month period ended April 30, 2006, the U.S. stock market generated solid results, with the S&P 500
Indexiv returning 9.63%. While high oil and commodity prices, steadily rising interest rates, and geopolitical issues triggered periods of market volatility, investors generally remained focused on the positive economic environment and strong corporate profits.

      Looking at the market more closely, small-cap stocks outperformed their mid- and large-cap counterparts, with the Russell 2000,[v] Russell Midcapvi and Russell
1000vii Indexes returning 18.91%, 14.35%, and 9.92%, respectively. From an investment style perspective, value stocks outperformed

 Legg Mason Partners Health Sciences Fund      I

growth stocks, with the Russell 3000 Valueviii and Russell 3000 Growthix
Indexes returning 13.27% and 8.19%, respectively, over the reporting period.

 Performance Review

 For the six
months ended April 30, 2006, Class A shares of the Legg Mason Partners Health Sciences Fund, excluding sales charges, returned 3.65%. In comparison, the Fund’s unmanaged benchmarks, the Russell 3000 Index[x] and the Goldman Sachs Healthcare Indexxi returned 10.70% and 2.16%, respectively, for the same period. The Lipper
Health/Biotechnology Funds Category Average[1] increased 3.97% over the same time frame.

Performance Snapshot as of April 30, 2006 (excluding sales charges) (unaudited)

6 Months

Health Sciences Fund—Class A Shares

3.65
%

Russell 3000 Index

10.70
%

Goldman Sachs Healthcare Index

2.16
%

Lipper Health/Biotechnology Funds Category Average

3.97
%

 The performance shown represents past performance. Past performance is no guarantee of future results and current performance may be higher or lower than the performance shown above. Principal value and investment returns will fluctuate and investors’ shares, when redeemed, may be worth more or less than their original cost. To obtain performance data current to the most recent month-end, please visit our website at www.leggmason.com/InvestorServices.

 Performance figures reflect reimbursements and/or fee waivers, without which the performance would have been lower.

 Excluding sales charges, Class B shares returned 3.25% and Class C shares returned 3.33% over the six months ended April 30, 2006. All share class returns assume the reinvestment of all distributions, including returns of capital, if any, at net asset value and the deduction of all Fund expenses. Returns have not been adjusted to include sales charges that may apply when shares are purchased or the deduction of taxes that a shareholder would pay on Fund distributions.

Special Shareholder Notices

 On December 1, 2005, Citigroup Inc. (“Citigroup”) completed the sale of substantially all of its asset management business to Legg Mason, Inc. (“Legg Mason”). As a result, Smith Barney Fund Management LLC, the Fund’s investment manager (the “Manager”), previously an indirect wholly-owned subsidiary of Citigroup, became a wholly-owned subsidiary of Legg Mason. Completion of the sale caused the Fund’s then existing investment management contract and sub-advisory contract to terminate. The Fund’s shareholders

1
 Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the 6-month period ended April 30, 2006, including the reinvestment of distributions, including returns of capital, if any, calculated among the 179 funds in the Fund’s Lipper category, and excluding sales charges.

 II      Legg Mason Partners Health Sciences Fund

previously approved a new investment management contract between the Fund and the Manager and a new sub-advisory contract, which became effective on December 1, 2005.

     Effective February 1, 2006, the Fund’s Manager assumed portfolio management responsibility for the Fund. Thomas Linkas and Charles Lovejoy, investment officers of the Manager, were named as the Fund’s portfolio managers. The sub-advisory contract with Citigroup Asset Management Limited, with respect to the Fund, was terminated.

      Mr. Linkas is Chief
Investment Officer and Mr. Lovejoy is a portfolio manager of Batterymarch Financial Management, Inc., which, like the Manager, is a subsidiary of Legg Mason.

      Prior to April 7,
2006, the Fund operated under the name Smith Barney Sector Series Inc.—Smith Barney Health Sciences Fund. The Fund’s investment strategy and objective have not changed.

 Information About
Your Fund

 As you may be aware, several issues in the mutual fund industry have come under the scrutiny of federal and state regulators. The Fund’s Manager and some of its affiliates have received requests for information from various government regulators regarding market timing, late trading, fees, and other mutual fund issues in connection with various investigations. The regulators appear to be examining, among other things, the
Fund’s response to market timing and shareholder exchange activity, including compliance with prospectus disclosure related to these subjects. The Fund has been informed that the Manager and its affiliates are responding to those information requests, but are not in a position to predict the outcome of these requests and investigations.

      Important information concerning the Fund and its Manager with regard to recent regulatory developments is contained in the Notes to Financial Statements included in this report.

 Legg Mason Partners Health Sciences
Fund      III

     As always, thank you for your confidence in our stewardship of your assets. We look forward to helping you continue to meet your financial goals.

 Sincerely,

 R. Jay Gerken, CFA
 Chairman, President and Chief Executive Officer

 May 25, 2006

 The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice. Views expressed may differ from those of the firm as a whole.

 RISKS: In addition to normal risks associated with equity investing, narrowly focused investments typically exhibit higher volatility. The health care sector may be subject to greater governmental regulation, competitive pressures and rapid technological change and obsolescence, which may have a materially adverse effect on the sector. Additionally, the
Fund’s performance will be influenced by political, social and economic factors affecting investments in companies in foreign countries. The securities of small- and mid-cap companies tend to be more volatile than those of larger companies.
The Fund may use derivatives, such as options and futures, which can be illiquid, may disproportionately increase losses, and have a potentially large impact on Fund performance. Please see the Fund’s prospectus for more information on these and other risks.

 All index performance reflects no deduction for fees, expenses or taxes. Please note an investor cannot invest directly in an index.

i
Gross domestic product is a market value of goods and services produced by labor and property in a given country.

ii

The Federal Reserve Board is responsible for the formulation of a policy designed to promote economic growth, full employment, stable prices, and a sustainable pattern of international trade and payments.

iii
The federal funds rate is the interest rate that banks with excess reserves at a Federal Reserve district bank charge other banks that need overnight loans.

iv
The S&P 500 Index is an unmanaged index of 500 stocks that is generally representative of the performance of larger companies in the U.S.

v

The Russell 2000 Index measures the performance of the 2,000 smallest companies in the Russell 3000 Index, which represents approximately 8% of the total market capitalization of the Russell
3000 Index.

vi

The Russell Midcap Index measures the performance of the 800 smallest companies in the Russell 1000 Index, which represents approximately 25% of the total market capitalization of the
Russell 1000 Index.

vii

The Russell 1000 Index measures the performance of the 1,000 largest companies in the Russell 3000 Index, which represents approximately 92% of the total market capitalization of the Russell
3000 Index

viii

The Russell 3000 Value Index measures the performance of those Russell 3000 Index companies with lower price-to-book ratios and lower forecasted growth values. (A price-to-book ratio is the price of a stock compared to the difference between a company’s assets and liabilities.)

ix
The Russell 3000 Growth Index measures the performance of those Russell 3000 Index companies with higher price-to-book ratios and higher forecasted growth values.

x
 The Russell 3000 Index measures the performance of the 3,000 largest U.S. companies based on total market capitalization, which represents approximately 98% of the U.S. equity market.

xi

The Goldman Sachs Healthcare Index is an unmanaged market-value weighted index comprised of healthcare service companies including long-term care and hospital facilities, healthcare management organizations and continuing care service and pharmaceutical companies.

 IV      Legg
Mason Partners Health Sciences Fund

 Fund at a Glance (unaudited)

 Investment Breakdown

 Legg Mason Partners Health Sciences Fund 2006 Semi-Annual Report

 Fund Expenses (unaudited)

 Example

 As a shareholder of the Fund, you may incur two types of costs: (1) transaction costs, including front-end and back-end sales charges (loads) on purchase payments; and (2) ongoing costs, including management fees; distribution and/or service (12b-1) fees; and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

      This example is based on an investment of $1,000 invested on November 1, 2005 and held for the six months ended April 30,
2006.

 Actual Expenses

 The table below titled “Based on Actual Total Return” provides information about actual account values and actual expenses. You may use the information provided in this table, together with the amount you invested, to estimate the expenses that you paid over the period. To estimate the expenses you paid on your account, divide your ending account value by
$1,000 (for example, an $8,600 ending account value divided by $1,000 = 8.6), then multiply the result by the number under the heading entitled “Expenses Paid During the Period”.

 Based on Actual Total Return(1)

Actual

Total Return

Beginning

Ending

Annualized

Expenses

Without

Account

Account

Expense

Paid During

Sales Charges(2)

Value

Value

Ratio

the Period(3)

Class A

3.65
%

$1,000.00

$1,036.50

1.50
%

$ 7.57

Class B

3.25

1,000.00

1,032.50

2.22

11.19

Class C

3.33

1,000.00

1,033.30

2.07

10.44

(1)
For the six months ended April 30, 2006.

(2)
 Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value and does not reflect the deduction of the applicable sales charge with respect to Class A shares or the applicable contingent deferred sales charges (“CDSC”) with respect to Class B and C shares. Total return is not annualized, as it may not be representative of the total return for the year. Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.

(3)
 Expenses (net of voluntary fee waivers and/or expense reimbursements) are equal to each class’ respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 365.

 2      Legg Mason Partners Health Sciences Fund 2006
Semi-Annual Report

 Fund Expenses (unaudited) (continued)

 Hypothetical Example for Comparison Purposes

 The table below titled “Based on Hypothetical Total Return” provides information about hypothetical account values and hypothetical expenses based on the actual expense ratio and an assumed rate of return of 5.00% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use the information provided in this table to compare the ongoing costs of investing in the Fund and other funds. To do so, compare the 5.00% hypothetical example relating to the
Fund with the 5.00% hypothetical examples that appear in the shareholder reports of the other funds.

      Please note that the expenses shown in the table below are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as front-end or back-end sales charges (loads). Therefore, the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

 Based on Hypothetical Total
Return(1)

Hypothetical

Beginning

Ending

Annualized

Expenses

Annualized

Account

Account

Expense

Paid During

Total Return

Value

Value

Ratio

the Period(2)

Class A

5.00
%

$1,000.00

$1,017.36

1.50
%

$ 7.50

Class B

5.00

1,000.00

1,013.79

2.22

11.08

Class C

5.00

1,000.00

1,014.53

2.07

10.34

(1)
For the six months ended April 30, 2006.

(2)
 Expenses (net of voluntary fee waivers and/or expense reimbursements) are equal to each class’ respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the recent fiscal half-year, then divided by 365.

 Legg Mason Partners Health Sciences Fund 2006 Semi-Annual Report      3

Schedule of Investments (April 30, 2006) (unaudited)

LEGG MASON PARTNERS HEALTH SCIENCES FUND

Shares

Security

Value

COMMON STOCKS — 98.0%

Biotechnology — 8.8%

22,629

Amgen Inc.*

$
1,531,983

35,100

Applera Corp. — Applied Biosystems Group

1,012,284

5,437

Biogen Idec Inc.*

243,849

4,650

Charles River Laboratories International, Inc.*

219,713

3,749

Genentech Inc.*

298,833

13,500

Invitrogen Corp.*

891,135

80,600

Millennium Pharmaceuticals Inc.*

731,848

325

Serono SA

213,132

6,400

Techne Corp.*

362,624

Total Biotechnology

5,505,401

Health Care Equipment & Supplies — 9.8%

13,000

Bausch & Lomb Inc.

636,350

16,000

C.R. Bard Inc.

1,191,360

20,700

Dade Behring Holdings Inc.

807,300

3,600

Hologic Inc.*

171,612

26,312

Medtronic Inc.

1,318,757

6,900

Millipore Corp.*

509,082

16,200

PerkinElmer Inc.

347,328

4,400

Respironics Inc.*

161,128

24,436

Smith & Nephew PLC, Sponsored ADR

1,016,538

Total Health Care Equipment & Supplies

6,159,455

Health Care Providers & Services — 23.4%

25,732

Aetna Inc.

990,682

27,609

AmerisourceBergen Corp.

1,191,328

10,502

Cardinal Health Inc.

707,310

3,900

Caremark Rx Inc.*

177,645

2,200

Celesio AG

207,177

7,900

CIGNA Corp.

845,300

16,100

Coventry Health Care Inc.*

799,687

6,600

Express Scripts Inc.*

515,724

23,900

HCA Inc.

1,048,971

20,300

Health Net Inc.*

826,210

7,600

Humana Inc.*

343,368

471,700

Network Healthcare Holdings Ltd.

798,629

12,200

Pharmaceutical Product Development Inc.

437,614

4,800

Rhoen-Klinikum AG

223,587

20,500

Sierra Health Services Inc.*

803,805

17,000

Suzuken Co., Ltd.

612,613

42,286

UnitedHealth Group Inc.

2,103,306

28,496

WellPoint Inc.*

2,023,216

Total Health Care Providers & Services

14,656,172

Health Care Technology — 0.4%

18,650

Emdeon Corp.*

212,796

 See Notes to Financial Statements.

Legg Mason Partners Health Sciences Fund 2006 Semi-Annual Report

Schedule of Investments (April 30, 2006) (unaudited) (continued)

Shares

Security

Value

Pharmaceuticals — 55.6%

32,979

Abbott Laboratories

$
1,409,522

32,800

Astellas Pharma, Inc.

1,369,369

45,030

AstraZeneca PLC

2,485,747

12,623

Bristol-Myers Squibb Co.

320,372

19,400

CSL Ltd.

849,777

900

Dainippon Sumitomo Pharma Co., Ltd.

10,972

20,191

Eli Lilly & Co.

1,068,508

121,930

GlaxoSmithKline PLC

3,456,467

13,300

H. Lundbeck A/S

300,452

11,000

Hisamitsu Pharmaceutical Co., Inc.

339,354

62,238

Johnson & Johnson

3,647,769

43,300

King Pharmaceuticals Inc.*

752,987

59,099

Merck & Co. Inc.

2,034,188

38,249

Mylan Laboratories Inc.

835,358

49,710

Novartis AG

2,849,439

127,315

Pfizer Inc.

3,224,889

20,910

Roche Holding AG

3,212,517

31,480

Sanofi-Aventis

2,970,475

5,300

Stada Arzneimittel AG

265,611

18,100

Takeda Pharmaceutical Co., Ltd.

1,107,238

14,315

Teva Pharmaceutical Industries Ltd., Sponsored ADR

579,758

35,424

Wyeth

1,724,086

Total Pharmaceuticals

34,814,855

TOTAL COMMON STOCKS

(Cost — $60,405,020)

61,348,679

PREFERRED STOCK — 0.3%

Health Care Providers & Services — 0.3%

1,100

Fresenius AG (Cost — $194,961)

190,445

TOTAL INVESTMENTS BEFORE SHORT-TERM INVESTMENT

(Cost — $60,599,981)

61,539,124

Face

Amount

SHORT-TERM INVESTMENT — 3.7%

Repurchase Agreement — 3.7%

$2,316,000

State Street Bank & Trust Co., dated 4/28/06, 4.250% due 5/1/06;

Proceeds due at maturity — $2,316,820; (Fully collateralized by

U.S. Treasury Note, 4.000% due 2/15/14; Market value — $2,364,100)

(Cost — $2,316,000)

2,316,000

TOTAL INVESTMENTS — 102.0%

(Cost — $62,915,981#)

63,855,124

Liabilities in Excess of Other Assets — (2.0)%

(1,253,086
)

TOTAL NET ASSETS — 100.0%

$
62,602,038

 * Non-income producing security.
 # Aggregate cost for federal
income tax purposes is substantially the same.
   Abbreviation used in this schedule:
   ADR — American Depositary
Receipt

 See Notes to Financial Statements.

 Legg Mason Partners Health Sciences Fund 2006 Semi-Annual Report      5

Summary of Investments by Country* (unaudited)

United States

63.9
%

United Kingdom

10.9

Switzerland

9.8

Japan

5.4

France

4.6

Germany

1.4

Australia

1.3

South Africa

1.3

Israel

0.9

Denmark

0.5

100.0
%

* As a percent of total investments.

 See Notes to Financial Statements.

 6      Legg Mason Partners Health Sciences Fund 2006 Semi-Annual Report

Statement of Assets and Liabilities (April 30, 2006) (unaudited)

ASSETS:

Investments, at value (Cost — $62,915,981)

$
63,855,124

Foreign currency, at value (Cost — $11,545)

11,678

Cash

344

Dividends and interest receivable

69,096

Receivable for Fund shares sold

18,108

Prepaid expenses

25,223

Total Assets

63,979,573

LIABILITIES:

Payable for securities purchased

1,140,910

Payable for Fund shares repurchased

84,516

Investment management fee payable

40,370

Distribution fees payable

12,496

Directors’ fees payable

1,530

Deferred compensation payable

355

Accrued expenses

97,358

Total Liabilities

1,377,535

Total Net Assets

$
62,602,038

NET ASSETS:

Par value (Note 5)

$
4,839

Paid-in capital in excess of par value

65,882,958

Accumulated net investment loss

(100,669
)

Accumulated net realized loss on investments and foreign currency transactions

(4,128,631
)

Net unrealized appreciation on investments and foreign currencies

943,541

Total Net Assets

$
62,602,038

Shares Outstanding:

Class A

1,689,481

Class B

1,997,902

Class C

1,151,411

Net Asset Value:

Class A (and redemption price)

$13.33

Class B*

$12.72

Class C*

$12.74

Maximum Public Offering Price Per Share:

Class A (based on maximum sales charge of 5.00%)

$14.03

*
Redemption price is NAV of Class B and C shares reduced by a 5.00% and 1.00% CDSC, respectively, if shares are redeemed within one year from purchase payment (See Note 2).

 See Notes to Financial Statements.

 Legg Mason Partners Health Sciences Fund
2006 Semi-Annual Report      7

Statement of Operations (For the six months ended April 30, 2006) (unaudited)

INVESTMENT INCOME:

Dividends

$
536,912

Interest

11,159

Less: Foreign taxes withheld

(17,755
)

Total Investment Income

530,316

EXPENSES:

Investment management fee (Note 2)

261,485

Distribution fees (Notes 2 and 4)

240,865

Transfer agent fees (Notes 2 and 4)

66,212

Shareholder reports (Note 4)

27,150

Registration fees

17,195

Audit and tax

8,221

Legal fees

7,055

Custody fees

5,020

Directors’ fees (Note 2)

993

Insurance

894

Miscellaneous expenses

1,354

Total Expenses

636,444

Less: Fee waivers and/or expense reimbursements (Notes 2 and 7)

(5,459
)

Net Expenses

630,985

Net Investment Loss

(100,669
)

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND

FOREIGN CURRENCY TRANSACTIONS (NOTES 1 AND 3):

Net Realized Gain (Loss) From:

Investment transactions

3,847,370

Foreign currency transactions

(10,130
)

Net Realized Gain

3,837,240

Change in Net Unrealized Appreciation/Depreciation From:

Investments

(1,458,279
)

Foreign currencies

4,398

Change in Net Unrealized Appreciation/Depreciation

(1,453,881
)

Net Gain on Investments and Foreign Currency Transactions

2,383,359

Increase in Net Assets From Operations

$
2,282,690

 See Notes to Financial Statements.

Legg Mason Partners Health Sciences Fund 2006 Semi-Annual Report

Statements of Changes in Net Assets

For the six months ended April 30, 2006 (unaudited)

and the year ended October 31, 2005

2006

2005

OPERATIONS:

Net investment loss

$
(100,669
)

$
(486,880
)

Net realized gain

3,837,240

8,197,614

Change in net unrealized appreciation/depreciation

(1,453,881
)

2,170,726

Increase in Net Assets From Operations

2,282,690

9,881,460

FUND SHARE TRANSACTIONS (NOTE 5):

Net proceeds from sale of shares

3,958,691

8,757,452

Cost of shares repurchased

(10,537,683
)

(17,843,411
)

Decrease in Net Assets From Fund Share Transactions

(6,578,992
)

(9,085,959
)

Increase (Decrease) in Net Assets

(4,296,302
)

795,501

NET ASSETS:

Beginning of period

66,898,340

66,102,839

End of period*

$
62,602,038

$
66,898,340

*Includes accumulated net investment loss of:

$
(100,669
)

—

 See Notes to Financial Statements.

 Legg Mason Partners
Health Sciences Fund 2006 Semi-Annual Report      9

Financial Highlights

For a share of each class of capital stock outstanding throughout each year ended October 31,

unless otherwise noted:

Class A Shares

2006
(1)(2)

2005
(1)

2004
(1)

2003
(1)

2002
(1)

2001

Net Asset Value,

Beginning of Period

$
12.86

$
11.07

$
10.71

$
9.84

$
12.72

$
14.49

Income (Loss) From Operations:

Net investment income (loss)

0.01

(0.03
)

(0.04
)

(0.03
)

(0.07
)

(0.08
)

Net realized and unrealized gain (loss)

0.46

1.82

0.40

0.90

(2.64
)

(1.29
)

Total Income (Loss) From Operations

0.47

1.79

0.36

0.87

(2.71
)

(1.37
)

Less Distributions From:

Net realized gains

—

—

—

—

(0.17
)

(0.40
)

Total Distributions

—

—

—

—

(0.17
)

(0.40
)

Net Asset Value, End of Period

$
13.33

$
12.86

$
11.07

$
10.71

$
9.84

$
12.72

Total Return(3)

3.65
%

16.17
%

3.36
%

8.84
%

(21.65
)%

(9.83
)%

Net Assets, End of Period (000s)

$
22,517

$
22,965

$
19,346

$
20,636

$
16,251

$
19,806

Ratios to Average Net Assets:

Gross expenses

1.51
%(4)

1.55
%

1.46
%

1.35
%

1.49
%

1.53
%

Net expenses(5)

1.50
(4)(6)

1.50
(6)

1.42
(6)

1.35

1.49

1.50
(6)

Net investment income (loss)

0.13
(4)

(0.22
)

(0.38
)

(0.30
)

(0.58
)

(0.63
)

Portfolio Turnover Rate

70
%

32
%

65
%

68
%

26
%

34
%

(1)
Per share amounts have been calculated using the average shares method.

(2)
For the six months ended April 30, 2006 (unaudited).

(3)
 Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower. Total returns for periods of less than one year are not annualized.

(4)
Annualized.

(5)
As a result of a voluntary expense limitation, the ratio of expenses to average net assets of Class A shares will not exceed 1.50%.

(6)
The investment manager voluntarily waived a portion of its fees and/or reimbursed expenses.

 See Notes to Financial Statements.

 10      Legg Mason Partners Health Sciences Fund 2006 Semi-Annual Report

Financial Highlights (continued)

For a share of each class of capital stock outstanding throughout each year ended October 31,

unless otherwise noted:

Class B Shares

2006
(1)(2)

2005
(1)

2004
(1)

2003
(1)

2002
(1)

2001

Net Asset Value,

Beginning of Period

$
12.32

$
10.69

$
10.41

$
9.64

$
12.56

$
14.42

Income (Loss) From Operations:

Net investment loss

(0.04
)

(0.11
)

(0.13
)

(0.11
)

(0.15
)

(0.18
)

Net realized and unrealized gain (loss)

0.44

1.74

0.41

0.88

(2.60
)

(1.28
)

Total Income (Loss) From Operations

0.40

1.63

0.28

0.77

(2.75
)

(1.46
)

Less Distributions From:

Net realized gains

—

—

—

—

(0.17
)

(0.40
)

Total Distributions

—

—

—

—

(0.17
)

(0.40
)

Net Asset Value, End of Period

$
12.72

$
12.32

$
10.69

$
10.41

$
9.64

$
12.56

Total Return(3)

3.25
%

15.25
%

2.69
%

7.99
%

(22.25
)%

(10.51
)%

Net Assets, End of Period (000s)

$
25,419

$
27,521

$
28,452

$
31,380

$
26,258

$
34,146

Ratios to Average Net Assets:

Gross expenses

2.23
%(4)

2.28
%

2.21
%

2.11
%

2.24
%

2.28
%

Net expenses(5)

2.22
(4)(6)

2.25
(6)

2.17
(6)

2.11

2.24

2.25
(6)

Net investment loss

(0.60
)(4)

(0.96
)

(1.13
)

(1.05
)

(1.33
)

(1.38
)

Portfolio Turnover Rate

70
%

32
%

65
%

68
%

26
%

34
%

(1)
Per share amounts have been calculated using the average shares method.

(2)
For the six months ended April 30, 2006 (unaudited).

(3)
 Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower. Total returns for periods of less than one year are not annualized.

(4)
Annualized.

(5)
As a result of a voluntary expense limitation, the ratio of expenses to average net assets of Class B shares will not exceed 2.25%.

(6)
The investment manager voluntarily waived a portion of its fees and/or reimbursed expenses.

 See Notes to Financial Statements.

 Legg Mason Partners Health Sciences Fund
2006 Semi-Annual Report      11

Financial Highlights (continued)

For a share of each class of capital stock outstanding throughout each year ended October 31,

unless otherwise noted:

Class C Shares

2006
(1)(2)

2005
(1)

2004
(1)

2003
(1)

2002
(1)

2001

Net Asset Value,

Beginning of Period

$
12.33

$
10.68

$
10.41

$
9.64

$
12.56

$
14.42

Income (Loss) From Operations:

Net investment loss

(0.03
)

(0.11
)

(0.12
)

(0.11
)

(0.15
)

(0.18
)

Net realized and unrealized gain (loss)

0.44

1.76

0.39

0.88

(2.60
)

(1.28
)

Total Income (Loss) From Operations

0.41

1.65

0.27

0.77

(2.75
)

(1.46
)

Less Distributions From:

Net realized gains

—

—

—

—

(0.17
)

(0.40
)

Total Distributions

—

—

—

—

(0.17
)

(0.40
)

Net Asset Value, End of Period

$
12.74

$
12.33

$
10.68

$
10.41

$
9.64

$
12.56

Total Return(3)

3.33
%

15.45
%

2.59
%

7.99
%

(22.25
)%

(10.51
)%

Net Assets, End of Period (000s)

$
14,666

$
16,412

$
18,305

$
21,482

$
17,431

$
26,932

Ratios to Average Net Assets:

Gross expenses

2.11
%(4)

2.20
%

2.21
%

2.10
%

2.24
%

2.28
%

Net expenses(5)

2.07
(4)(6)

2.20

2.17
(6)

2.10

2.24

2.25
(6)

Net investment loss

(0.45
)(4)

(0.91
)

(1.12
)

(1.05
)

(1.33
)

(1.37
)

Portfolio Turnover Rate

70
%

32
%

65
%

68
%

26
%

34
%

(1)
Per share amounts have been calculated using the average shares method.

(2)
For the six months ended April 30, 2006 (unaudited).

(3)
 Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower. Total returns for periods of less than one year are not annualized.

(4)
Annualized.

(5)
As a result of a voluntary expense limitation, the ratio of expenses to average net assets of Class C shares will not exceed 2.25%.

(6)
The investment manager voluntarily waived a portion of its fees and/or reimbursed expenses.

 See Notes to Financial Statements.

 12      Legg Mason Partners Health Sciences Fund 2006 Semi-Annual Report

 Notes to Financial Statements (unaudited)

 1. Organization and Significant Accounting Policies

 Legg Mason Partners Health
Sciences Fund (formerly known as Smith Barney Health Sciences Fund) (the “Fund”) is a separate non-diversified investment fund of Legg Mason Partners Sector Series, Inc. (formerly known as Smith Barney Sector Series Inc.) (the
“Company”). The Company, a Maryland corporation, is registered under the Investment Company Act of 1940, as amended (“1940 Act”), as an open-end management investment company.

     The following are significant accounting policies consistently followed by the Fund and are in conformity with U.S. generally accepted accounting principles (“GAAP”). Estimates and assumptions are required to be made regarding assets, liabilities and changes in net assets resulting from operations when financial statements are prepared. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ.

      (a) Investment Valuation. Equity securities for which market quotations are available are valued at the last sale price or official closing price on the primary market or exchange on which they trade. Debt securities are valued at the mean between the bid and asked prices provided by an independent pricing service that are based on transactions in debt obligations, quotations from bond dealers, market transactions in comparable securities and various other relationships between securities. When prices are not readily available, or are determined not to reflect fair value, such as when the value of a security has been significantly affected by events after the close of the exchange or market on which the security is principally traded, but before the Fund calculates its net asset value, the Fund may value these investments at fair value as determined in accordance with the procedures approved by the Fund’s Board of Directors. Short-term obligations with maturities of 60 days or less are valued at amortized cost, which approximates market value.

      (b) Repurchase Agreements. When entering into repurchase agreements, it is the Fund’s policy that its custodian or a third party custodian take possession of the underlying collateral securities, the market value of which at least equals the principal amount of the repurchase transaction, including accrued interest. To the extent that any repurchase transaction exceeds one business day, the value of the collateral is marked-to-market to ensure the adequacy of the collateral. If the seller defaults, and the market value of the collateral declines or if bankruptcy proceedings are commenced with respect to the seller of the security, realization of the collateral by the Fund may be delayed or limited.

      (c) Concentration Risk. The Fund
normally invests at least 80% of its assets in health-related investments. As a result of this concentration policy, the Fund’s investments may be subject to greater risk and market fluctuation than a fund that invests in securities representing a broader range of investment alternatives.

      (d) Foreign Currency Translation. Investment securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts based upon prevailing exchange rates on the date of valuation. Purchases and sales of investment securities and income and expense items denominated in foreign currencies are translated into U.S. dollar amounts based upon prevailing exchange rates on the respective dates of such transactions.

 Legg Mason Partners Health Sciences Fund
2006 Semi-Annual Report      13

 Notes to Financial Statements (unaudited) (continued)

      The Fund does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss on investments.

     Net realized foreign exchange gains or losses arise from sales of foreign currencies, including gains and losses on forward foreign currency contracts, currency gains or losses realized between the trade and settlement dates on securities transactions and the difference between the amounts of dividends, interest and foreign withholding taxes recorded on the Fund’s books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the fair values of assets and liabilities, other than investments in securities, at the date of valuation, resulting from changes in exchange rates.

      Foreign security and currency transactions may involve certain considerations and risks not typically associated with those of U.S. dollar denominated transactions as a result of, among other factors, the possibility of lower levels of governmental supervision and regulation of foreign securities markets and the possibility of political or economic instability.

      (e) Security Transactions and Investment Income. Security transactions are accounted for on a trade date basis. Interest income, adjusted for amortization of premium and accretion of discount, is recorded on the accrual basis. Dividend income is recorded on the ex-dividend date. Foreign dividend income is recorded on the ex-dividend date or as soon as practical after the Fund determines the existence of a dividend declaration after exercising reasonable due diligence. The cost of investments sold is determined by use of the specific identification method. To the extent any issuer defaults on an expected interest payment, the Fund’s policy is to generally halt any additional interest income accruals and consider the realizability of interest accrued up to the date of default.

      (f) Distributions to Shareholders. Distributions from net investment income and distributions of net realized gains, if any, are declared at least annually. Distributions to shareholders of the Fund are recorded on the ex-dividend date and are determined in accordance with income tax regulations, which may differ from GAAP.

      (g) Class Accounting. Investment income, common expenses and realized/unrealized gain (loss) on investments are allocated to the various classes of the Fund on the basis of daily net assets of each class. Fees relating to a specific class are charged directly to that class.

     (h) Federal and Other Taxes. It is the Fund’s policy to comply with the federal income and excise tax requirements of the Internal Revenue Code of 1986, as amended, applicable to regulated investment companies. Accordingly, the Fund intends to distribute substantially all of its income and net realized gains on investments, if any, to shareholders each year. Therefore, no federal income tax provision is required in the Fund’s financial statements. Under the applicable foreign tax laws, a withholding tax may be imposed on interest, dividends and capital gains at various rates.

      (i) Reclassification. GAAP requires that certain components of net assets be adjusted to reflect permanent differences between financial and tax reporting. These reclassifications have no effect on net assets or net asset values per share.

 14      Legg Mason Partners Health Sciences Fund 2006 Semi-Annual Report

 Notes to Financial Statements (unaudited)
(continued)

 2. Investment Management Agreement and Other Transactions with Affiliates

 On December 1, 2005, Citigroup Inc. (“Citigroup”)
completed the sale of substantially all of its asset management business to Legg Mason, Inc. (“Legg Mason”). As a result, the Fund’s investment manager, Smith Barney Fund Management LLC (“SBFM” or the
“Manager”) and the Fund’s then sub-adviser, Legg Mason International Equities Ltd. (“LMIE”) (formerly “Citigroup Asset Management Ltd.”) (“CAM Ltd.”) previously indirect wholly-owned subsidiaries of Citigroup, became wholly-owned subsidiaries of Legg Mason. Completion of the sale caused the Fund’s then existing investment management contract and sub-advisory agreement to terminate. The Fund’s shareholders approved a new investment management contract between the Fund and the Manager, and a new subadvisory contract between the Manager and LMIE which became effective on December 1, 2005. Effective February 1, 2006, the sub-advisory agreement with LMIE, was terminated.

      Legg Mason, whose principal executive offices are in Baltimore, Maryland, is a financial services holding company.

     Prior to the Legg Mason transaction and continuing under the new investment management contract, the Fund pays the Manager an investment management fee calculated at an annual rate of 0.80%
of the Fund’s average daily net assets. This fee is calculated daily and paid monthly.

      During the six months ended April 30, 2006, the Fund’s Class A, B and C shares had voluntary expense limitations in place of 1.50%, 2.25% and 2.25%, respectively. For the six months ended April 30, 2006, the Manager waived a portion of its investment management fee and/or reimbursed expenses amounting to $5,459. Such waivers and/or expense reimbursements are voluntary and may be reduced or terminated at any time.

      The Fund’s Board has approved PFPC Inc. (“PFPC”) to serve as transfer agent for the Fund, effective January 1, 2006. The principal business office of PFPC is located at 4400 Computer Drive, Westborough, MA 01581. Prior to January 1, 2006, Citicorp Trust Bank, fsb. (“CTB”), a subsidiary of
Citigroup, acted as the Fund’s transfer agent. Also, prior to January 1, 2006, PFPC and Primerica Shareholder Services (“PSS”), another subsidiary of Citigroup, acted as the Fund’s sub-transfer agents. CTB received account fees and asset-based fees that varied according to the size and type of account. PFPC and PSS were responsible for shareholder recordkeeping and financial processing for all shareholder accounts and were paid by CTB. For the period ended April 30,
2006, the Fund paid transfer agent fees of $46,363 to CTB. In addition, for the period ended April 30, 2006, the Fund also paid $4,499 to other Citigroup affiliates for shareholder recordkeeping services.

     The Fund’s Board has appointed the Fund’s current distributor, Citigroup Global Markets Inc. (“CGM”), PFS Investment Inc. (“PFS”), both subsidiaries of
Citigroup, and Legg Mason Investor Services, LLC (“LMIS”), a wholly-owned broker-dealer subsidiary of Legg Mason, as co-distributors of the Fund. The Fund’s Board has also approved an amended and restated Rule 12b-1 Plan. CGM and other broker-dealers, financial intermediaries and financial institutions (each called a “Service Agent”) that currently offer Fund shares will continue to make the Fund’s shares available to their clients. Additional Service
Agents may offer Fund shares in the future.

 Legg Mason Partners Health Sciences Fund 2006 Semi-Annual Report

 Notes to Financial Statements (unaudited)
(continued)

      There is a maximum initial sales charge of 5.00% for Class A shares. There is a contingent deferred sales charge (“CDSC”) of 5.00% on Class B shares, which applies if redemption occurs within one year from purchase payment. This CDSC declines thereafter by 1.00% per year until no CDSC is incurred. Class C shares have a 1.00% CDSC, which applies if redemption occurs within one year from purchase payment. In certain cases, Class A shares have a 1.00% CDSC, which applies if redemption occurs within one year from purchase payment. This CDSC only applies to those purchases of Class A shares, which, when combined with current holdings of Class A shares, equal or exceed $1,000,000 in the aggregate. These purchases do not incur an initial sales charge.

      For the period ended April 30, 2006, LMIS, PFS, and CGM
and its affiliates received sales charges of approximately $4,800 on sales of the Fund’s Class A shares. In addition, for the period ended April 30, 2006, CDSCs paid to LMIS, PFS, and CGM and its affiliates were approximately:

Class B

Class C

CDSCs

$3,000

$0
*

 * Amount represents less than $1,000.
      The Fund has adopted an unfunded, non-qualified deferred compensation plan (the “Plan”) which allows non-interested directors (“Directors”) to defer the receipt of all or a portion of the directors’ fees earned until a later date specified by the Directors. The deferred fees earn a return based on notional investments selected by the Directors. The balance of the deferred fees payable may change depending upon the investment performance. Any gains or losses incurred in the deferred balances are reported in the Statement of Operations under Directors’ fees. Under the Plan, deferred fees are considered a general obligation of the Fund and any payments made pursuant to the Plan will be made from the Fund’s general assets. Effective January 1, 2006, the Board of Directors voted to discontinue offering the Plan to its members. This change will have no effect on fees previously deferred. As of April 30, 2006, the Fund had accrued
$355 as deferred compensation payable under the Plan.

      Certain officers and one Director of the Company are employees of Legg Mason or its affiliates and do not receive compensation from the Company.

 3. Investments

 During the six months ended April 30, 2006, the aggregate cost of purchases and proceeds from sales of investments (excluding short-term investments) were as follows:

Purchases

$
45,311,662

Sales

52,959,827

      At April 30, 2006, the aggregate gross unrealized appreciation and depreciation of investments for federal income tax purposes were substantially as follows:

Gross unrealized appreciation

$
4,221,045

Gross unrealized depreciation

(3,281,902
)

Net unrealized appreciation

$
939,143

 16      Legg Mason Partners Health Sciences Fund 2006 Semi-Annual Report

 Notes to Financial Statements (unaudited)
(continued)

 4. Class Specific Expenses

 The Fund has adopted a Rule 12b-1distribution plan and under that plan the Fund pays a service fee with respect to its Class A, B and C shares calculated at the annual rate of 0.25% of the average daily net assets of each respective class. The Fund also pays a distribution fee with respect to its Class B and C shares calculated at the annual rate of
0.75% of the average daily net assets of each class, respectively. Distribution fees are accrued daily and paid monthly.

 For the six months ended April 30, 2006, class specific expenses were as follows:

Shareholder

Distribution
Transfer
Reports

Fees
Agent Fees
Expenses

Class A

$
28,664

$
29,025

$
9,412

Class B

133,565

27,422

12,851

Class C

78,636

9,765

4,887

Total

$
240,865

$
66,212

$
27,150

 5. Capital Shares

 At April 30, 2006, the Fund had 750 million shares of capital stock authorized with a par value of $0.001 per share. The Fund has the ability to issue multiple classes of shares. Each share of a class represents an identical interest in the Fund and has the same rights, except that each class bears certain direct expenses, including those specifically related to the distribution of its shares.

      Transactions in shares of each class were as follows:

Six Months Ended

Year Ended

April 30, 2006

October 31, 2005

Shares

Amount

Shares

Amount

Class A

Shares sold

208,695

$
2,790,256

442,292

$
5,566,363

Shares repurchased

(304,604
)

(4,070,980
)

(404,565
)

(5,009,641
)

Net Increase (Decrease)

(95,909
)

$
(1,280,724
)

37,727

$
556,722

Class B

Shares sold

72,896

$
931,096

191,739

$
2,308,654

Shares repurchased

(308,240
)

(3,935,487
)

(621,240
)

(7,409,984
)

Net Decrease

(235,344
)

$
(3,004,391
)

(429,501
)

$
(5,101,330
)

Class C

Shares sold

18,626

$
237,339

74,433

$
882,435

Shares repurchased

(198,518
)

(2,531,216
)

(456,325
)

(5,423,786
)

Net Decrease

(179,892
)

$
(2,293,877
)

(381,892
)

$
(4,541,351
)

 6. Capital Loss Carryforward

 As of October 31, 2005, the Fund had, for federal income
tax purposes, a net capital loss carryforward of approximately $7,099,577, which expires in 2011. This amount will be available to offset any future taxable capital gains.

 Legg Mason
Partners Health Sciences Fund 2006 Semi-Annual Report      17

Notes to Financial Statements (unaudited) (continued)

 7. Regulatory Matters

 On May 31, 2005, the U.S.
Securities and Exchange Commission (“SEC”) issued an order in connection with the settlement of an administrative proceeding against SBFM and CGM relating to the appointment of an affiliated transfer agent for the Smith Barney family of mutual funds (the “Funds”).

      The SEC order finds that SBFM and CGM willfully violated Section 206(1) of the Investment Advisers Act of 1940 (“Advisers
Act”). Specifically, the order finds that SBFM and CGM knowingly or recklessly failed to disclose to the boards of the Funds in 1999 when proposing a new transfer agent arrangement with an affiliated transfer agent that: First Data Investors
Services Group (“First Data”), the Funds’ then-existing transfer agent, had offered to continue as transfer agent and do the same work for substantially less money than before; and that Citigroup Asset Management
(“CAM”), the Citigroup business unit that, at the time, included the Fund’s investment manager and other investment advisory companies, had entered into a side letter with First Data under which CAM agreed to recommend the appointment of First Data as sub-transfer agent to the affiliated transfer agent in exchange for, among other things, a guarantee by First Data of specified amounts of asset management and investment banking fees to CAM and CGM. The order also finds that SBFM and CGM willfully violated Section 206(2) of the Advisers Act by virtue of the omissions discussed above and other misrepresentations and omissions in the materials provided to the Funds’ boards, including the failure to make clear that the affiliated transfer agent would earn a high profit for performing limited functions while First Data continued to perform almost all of the transfer agent functions, and the suggestion that the proposed arrangement was in the Funds’
best interests and that no viable alternatives existed. SBFM and CGM do not admit or deny any wrongdoing or liability. The settlement does not establish wrongdoing or liability for purposes of any other proceeding.

     The SEC censured SBFM and CGM and ordered them to cease and desist from violations of Sections 206(1) and 206(2) of the Advisers Act. The order requires Citigroup to pay $208.1 million, including $109 million in disgorgement of profits, $19.1 million in interest, and a civil money penalty of $80 million. Approximately $24.4 million has already been paid to the Funds, primarily through fee waivers. The remaining $183.7 million, including the penalty, has been paid to the U.S. Treasury and will be distributed pursuant to a plan submitted for the approval of the SEC. At this time, there is no certainty as to how the above-described proceeds of the settlement will be distributed, to whom such distributions will be made, the methodology by which such distributions will be allocated, and when such distributions will be made. The order also required that transfer agency fees received from the Funds since December
1, 2004, less certain expenses, be placed in escrow and provided that a portion of such fees might be subsequently distributed in accordance with the terms of the order. On April 3, 2006, an aggregate amount of approximately $9 million was distributed to the affected Funds.

      The order required SBFM to recommend a new transfer agent contract to the Fund boards within 180 days of the entry of the order; if a
Citigroup affiliate submitted a proposal to serve as transfer agent or sub-transfer agent, SBFM and CGM would have been required, at their expense, to engage an independent monitor to oversee a competitive

 18      Legg Mason Partners Health Sciences Fund 2006 Semi-Annual Report

 Notes to Financial Statements (unaudited) (continued)

 bidding process. On November 21, 2005, and within
the specified timeframe, the Fund’s Board selected a new transfer agent for the Fund. No Citigroup affiliate submitted a proposal to serve as transfer agent. Under the order, SBFM also must comply with an amended version of a vendor policy that Citigroup instituted in August 2004.

      Although there can be no assurance, SBFM does not believe that this matter will have a material adverse effect on the
Funds.

      On December 1, 2005, Citigroup completed the sale of substantially all of its global asset management business, including SBFM, to Legg Mason.

 8. Legal Matters

 Beginning in August 2005, five class action lawsuits alleging violations of federal securities laws and state law were filed against CGM and SBFM,
(collectively, the “Defendants”) based on the May 31, 2005 settlement order issued against the Defendants by the SEC described in Note 7. The complaints seek injunctive relief and compensatory and punitive damages, removal of SBFM as the investment manager for the Smith Barney family of funds, rescission of the Funds’ management and other contracts with SBFM, recovery of all fees paid to SBFM pursuant to such contracts, and an award of attorneys’ fees and litigation expenses.

      On October 5, 2005, a motion to consolidate the five actions and any subsequently filed, related action was filed. That motion contemplates that a consolidated amended complaint alleging substantially similar causes of action will be filed in the future.

      As of the date of this report, SBFM believes that resolution of the pending lawsuit will not have a material effect on the financial position or results of operations of the Funds or the ability of the Fund’s investment manager and its affiliates to continue to render services to the Funds under their respective contracts.

 * * *

      Beginning in June 2004, class action lawsuits alleging violations of the federal securities laws were filed against CGM and a number of its affiliates, including SBFM and Salomon Brothers Asset Management Inc. (“SBAM”) (collectively, the “Advisers”), substantially all of the mutual funds managed by the Advisers, including the Fund (the “Funds”), and directors or trustees of the Funds (collectively, the “Defendants”). The complaints alleged, among other things, that CGM created various undisclosed incentives for its brokers to sell
Smith Barney and Salomon Brothers funds. In addition, according to the complaints, the Advisers caused the Funds to pay excessive brokerage commissions to CGM for steering clients towards proprietary funds. The complaints also alleged that the
Defendants breached their fiduciary duty to the Funds by improperly charging Rule 12b-1 fees and by drawing on fund assets to make undisclosed payments of soft dollars and excessive brokerage commissions. The complaints also alleged that the Funds failed to adequately disclose certain aspects of the allegedly wrongful conduct. The complaints sought injunctive relief and compensatory and punitive damages, rescission of the Funds’ contracts with the Advisers, recovery of all fees paid to the Advisers pursuant to such contracts and an award of attorneys’ fees and litigation expenses.

      On December 15, 2004, a consolidated amended complaint (the
“Complaint”) was filed alleging substantially similar causes of action. While the lawsuit is in its earliest stages, to the extent that the Complaint purports to state causes of action against the Funds, the

Legg Mason Partners Health Sciences Fund 2006 Semi-Annual Report      19

 Notes to Financial Statements (unaudited) (continued)

 Fund’s investment manager believes the Funds have
significant defenses to such allegations, which the Funds intend to vigorously assert in responding to the Complaint.

      Additional lawsuits arising out of these circumstances and presenting similar allegations and requests for relief may be filed against the Defendants in the future.

      As of the date of this report, the Fund’s investment manager and the Funds believe that the resolution of the pending lawsuit will not have a material effect on the financial position or results of operations of the Funds or the ability of the Advisers and their affiliates to continue to render services to the
Funds under their respective contracts.

      The Defendants have moved to dismiss the Complaint. Those motions are pending before the court.

 9. Other Matters

 On September 16, 2005, the staff of the SEC informed SBFM and SBAM that the staff is considering recommending that the SEC institute administrative proceedings against SBFM and SBAM for alleged violations of Section 19(a) and 34(b) of the Investment Company Act (and related Rule 19a-1). The notification is a result of an industry wide inspection by the SEC and is based upon alleged deficiencies in disclosures regarding dividends and distributions paid to shareholders of certain funds. Section 19(a) and related Rule 19a-1 of the Investment Company Act generally require funds that are making dividend and distribution payments to provide shareholders with a written statement disclosing the source of the dividends and distributions, and, in particular, the portion of the payments made from each of net investment income, undistributed net profits and/or paid-in capital. In connection with the contemplated proceedings, the staff may seek a cease and desist order and/or monetary damages from SBFM or SBAM.

      Although there can be no assurance, SBFM believes that
this matter is not likely to have a material adverse effect on the Funds or SBFM’s ability to perform investment management services relating to the Fund.

20      Legg Mason Partners Health Sciences Fund 2006 Semi-Annual Report

 Additional Shareholder Information (unaudited)

 Results of a Special Meeting of Shareholders

 On November 29, 2005, a Special Meeting of Shareholders was held for the following purposes: 1) to approve a new management agreement and a new sub-advisory agreemeent and 2) to elect Directors. The following tables provide the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each matter voted on at the Special Meeting of Shareholders.

 1. Approval of New Management Agreement and Sub-Advisory Agreement

Broker

Item Voted On

Votes For
Votes Against
Abstentions
Non-Votes

New Management Agreement

2,600,117.433
86,559.675
122,293.534
149,609.000

New Sub-Advisory Agreement

2,597,225.537
86,569.615
125,175.490
149,609.000

 2. Election of Directors1

Authority

Broker

Nominees:
Votes For
Withheld
Abstentions
Non-Votes

Dwight B. Crane
14,103,064.939
838,567.079
85,535.619
0.000

Burt N. Dorsett
14,100,247.788
841,384.230
85,535.619
0.000

Elliot S. Jaffe
14,096,272.780
845,359.238
85,535.619
0.000

Stephen E. Kaufman
14,084,774.176
856,857.842
85,535.619
0.000

Cornelius C. Rose, Jr.
14,099,243.932
842,388.086
85,535.619
0.000

R. Jay Gerken
14,088,894.767
852,737.251
85,535.619
0.000

1   Directors are elected by the shareholders of all of the series of the Company of which the Fund is a series.

 Legg Mason Partners Health Sciences Fund 2006 Semi-Annual Report

 (This page intentionally left blank.)

 (This page intentionally left blank.)

 (This page intentionally left blank.)

Legg Mason Partners Health Sciences Fund

DIRECTORS

OFFICERS (continued)

Dwight B. Crane

Steven Frank

Burt N. Dorsett

Controller

R. Jay Gerken, CFA

Chairman

Robert I. Frenkel

Elliot S. Jaffe

Secretary and

Stephen E. Kaufman

Chief Legal Officer

Cornelius C. Rose, Jr.

INVESTMENT MANAGER

OFFICERS

Smith Barney Fund

R. Jay Gerken, CFA

Management LLC

President and

Chief Executive Officer

DISTRIBUTORS

Citigroup Global Markets Inc.

Andrew B. Shoup

Legg Mason Investor Services, LLC

Senior Vice President and

PFS Investments Inc.

Chief Administrative Officer

CUSTODIAN

Kaprel Ozsolak

State Street Bank and

Chief Financial Officer

Trust Company

and Treasurer

TRANSFER AGENT

Thomas Linkas

PFPC Inc.

Vice President and

4400 Computer Drive

Investment Officer

Westborough, Massachusetts 01581

Charles F. Lovejoy

INDEPENDENT REGISTERED

Vice President and

PUBLIC ACCOUNTING FIRM

Investment Officer

KPMG LLP

345 Park Avenue

Ted P. Becker

New York, New York 10154

Chief Compliance Officer

John Chiota

Chief Anti-Money Laundering

Compliance Officer

This report is submitted for the general information of the shareholders Legg Mason Partners Health Sciences Fund, but it may also be used as sales literature when preceded or accompanied by the current Prospectus.

This report must be preceded or accompanied by a free prospectus. Investors should consider the Fund's investment objectives, risks, charges and expenses carefully before investing. The prospectus contains this and other important information about the Fund. Please read the prospectus carefully before investing.

www.leggmason.com/InvestorServices

©2006 Legg Mason Investor Services, LLC
Member NASD, SIPC

FD02553 6/06 SR06-60

LEGG MASON

Legg Mason Partners Health Sciences Fund

The Fund is a separate investment fund of the Legg Mason Partners Sector Series, Inc., a Maryland corporation.

LEGG MASON PARTNERS HEALTH SCIENCES FUND
Legg Mason Partners Funds
125 Broad Street
10th Floor, MF-2
New York, New York 10004

The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission for the first and third quarters of each fiscal year on Form N-Q. The Fund's Forms N-Q are available on the Commission's website at www.sec.gov. The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, D.C., and information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. To obtain information on Form N-Q from the Fund, shareholders can call 1-800-451-2010.

Information on how the Fund voted proxies relating to portfolio securities during the prior 12-month period ended June 30th of each year, and a description of the policies and procedures that the Fund uses to determine how to vote proxies relating to portfolio transactions available (1) without charge, upon request, by calling 1-800-451-2010, (2) on the Fund's website at www.leggmason.com/InvestorServices and (3) on the SEC's website at www.sec.gov. Proxy voting reports for the period ending June 30, 2005 will continue to be listed under the Fund's former Smith Barney Sector Series Inc.–Smith Barney Health Sciences Fund name.